UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2015
Commission File No.:    001-13387

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA 94010	94010
(Address of principal executive offices)	(Zip Code)

(650) 340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Election of Director

On February 6, 2015, the Board of Directors of AeroCentury Corp. adopted a resolution increasing the authorized number of members of the Board of Directors to 6.  The newly created seat on the Board of Directors was designated as a Class II director seat, the term for which expires at the May 2015 Annual Stockholders' Meeting.  On the same date, the Board of Directors appointed Mr. David P. Wilson  to fill the vacancy created by this new seat.  Mr.  Wilson retired in 2014 from GE Capital Aviation Services, one of the world's largest aircraft leasing companies, after a 21 year tenure, most recently as Senior Vice President focusing on worldwide asset sales and aircraft securitization.  The Board also also appointed Mr. Wilson to the Audit Committee of the Board of Directors.

On February 9, 2015, the Company issued a press release announcing the appointment of Mr. Wilson to the Board of Directors, a copy of which is attached hereto.

Item 9.01:  Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Document
99.1	Press Release dated February 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereeunto duly authorized.

AEROCENTURY CORP.

Date: February 10, 2015	By:	/s/ Neal D. Crispin

Title: President